UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 20, 2011
L-1 IDENTITY SOLUTIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	001-33002 (Commission File Number)	02-0807887 (I.R.S. Employer Identification No.)

177 BROAD STREET
STAMFORD, CT (Address of Principal Executive Offices)	06901 (Zip Code)
Registrant’s telephone number including area code: (203) 504-1100
Not Applicable
(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events
On June 20, 2011, L-1 Identity Solutions, Inc. (“L-1”) and Safran SA (“Safran”) each delivered notice to the other in accordance with the merger agreement between the parties (the “Merger Agreement”) extending the termination date under the Merger Agreement for three months to September 19, 2011.
L-1 expects the closing of the acquisition of L-1 by Safran to occur within the next 30 days, subject to the timing and successful completion of the Committee on Foreign Investment in the United States (CFIUS) review process and the satisfaction or waiver of all other applicable conditions under the Merger Agreement. L-1 continues to believe that progress is being made with CFIUS toward reaching a definitive mitigation agreement satisfactory to all parties (although there is no assurance this will occur).
For further information, please refer to the summary of the Merger Agreement included in L-1’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on January 3, 2011, and the copy of the Merger Agreement attached thereto as Annex A.
Forward Looking Statements
This communication contains forward-looking statements that involve risks and uncertainties. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect L-1’s current views based on management’s beliefs and assumptions and information currently available. Forward-looking statements concerning future plans or results are necessarily only estimates, and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, among other things, the availability of customer funding for L-1 products and solutions, general economic and political conditions, the timing of consummating the previously announced proposed merger with Safran, the risk that a condition to closing such transaction may not be satisfied or waived, the risk that a regulatory approval that may be required for such transaction is not obtained or is obtained subject to conditions that are not anticipated and additional risks and uncertainties described in the Securities and Exchange Commission filings of L-1, including its Form 10-K for the year ended December 31, 2010 and its Form 10-Q for the three months ended March 31, 2011. L-1 expressly disclaims any intention or obligation to update any forward-looking statements.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 20, 2011

L-1 IDENTITY SOLUTIONS, INC.
By:	/s/ Robert V. LaPenta
	Name:	Robert V. LaPenta
	Title:	Chairman, President and Chief Executive Officer